AGREEMENT  OF  RESIGNATION, APPOINTMENT AND ACCEPTANCE,  dated  as  of

August   30,  2000 by and among AMC Entertainment Inc., a corporation  duly organized  and existing under the laws of the State of Delaware and  having its  principal office at 106 West 14th Street, Kansas City, Missouri  64105

(the "Company"), The Bank of New York, a banking corporation duly organized and  existing  under  the  laws of the State of New  York  and  having  its principal  corporate trust office at 101 Barclay Street 21W, New York,  New

York  10286   (the  "Resigning  Trustee")  and  HSBC  Bank  USA  a  banking corporation and trust company duly organized and existing under the laws of the  State  of New York and having its principal corporate trust office  at

140 Broadway, New York, New York 10005-1180 (the "Successor Trustee").



                                 RECITALS:

     WHEREAS,   there  is  currently  authorized  and  issued  $200,000,000 aggregate principal amount of the Company's 9 ? % Senior Subordinated Notes due  2009 under an Indenture dated as of March 19, 1997, by and between the

Company  and  the  Resigning Trustee, as amended by the First  Supplemental

Indenture  dated  as of June 9, 1997, by and between the  Company  and  the

Resigning  Trustee (said Notes are hereinafter referred to as  "Securities"

and  said  Indenture,  as  amended,  is  hereinafter  referred  to  as  the

"Indenture");

     WHEREAS, Section 609 of the Indenture provides that the Trustee may at any  time  resign  by  giving written notice of  such  resignation  to  the

Company, which resignation shall become effective upon the acceptance by  a successor Trustee of its appointment as a successor Trustee;

     WHEREAS,  Section 609 of the Indenture provides that, if  the  Trustee shall resign, the Company, by a Board Resolution, shall promptly appoint  a successor Trustee;

     WHEREAS,  the  Company, by a Board Resolution, has  provided  for  the appointment of such a successor Trustee;

     WHEREAS,  Section  610 of the Indenture provides  that  any  successor

Trustee   appointed  in  accordance  with  the  Indenture  shall   execute,

acknowledge  and  deliver  to  the Company  and  the  retiring  Trustee  an instrument  accepting such appointment under the Indenture,  and  thereupon the  resignation  of the retiring Trustee shall become effective  and  such successor  Trustee,  without any further act,  deed  or  conveyance,  shall become  vested with all rights, powers, trusts and duties of  the  retiring

Trustee;

     WHEREAS,  Section 610 of the Indenture provides that  on  the  written request of the Company or the successor Trustee, the retiring Trustee shall upon  payment by the Company of all amounts due the retiring Trustee  under

Section 606 of the Indenture execute and deliver an instrument transferring to  such  successor Trustee all the rights, powers, duties  and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor  Trustee  all  property and money held by such  retiring  Trustee under the Indenture;

     WHEREAS, pursuant to Sections 1002 and 305 of the Indenture, Resigning

Trustee  was appointed Security Registrar and Paying Agent with respect  to all the Securities authenticated and delivered under the Indenture;

     WHEREAS,  the Company desires to appoint Successor Trustee as Trustee,

Paying  Agent  and  Security Registrar with respect to all  the  Securities heretofore and hereafter authenticated and delivered under the Indenture to succeed Resigning Trustee under the Indenture; and

     WHEREAS,  Successor Trustee is willing to accept such  appointment  as

Trustee, Paying Agent and Security Registrar under the Indenture;

     NOW,  THEREFORE, the Company, Resigning Trustee and Successor Trustee,

for  and  in  consideration  of the premises and  of  other  good  valuable

consideration,   the   receipt  and  sufficiency  of   which   are   hereby

acknowledged, hereby consent and agree as follows:



                                ARTICLE I

                           THE RESIGNING TRUSTEE

                           ---------------------

     SECTION  1.1.    Pursuant to Section 609 of the  Indenture,  Resigning

Trustee  hereby  notifies  the  Company that Resigning  Trustee  is  hereby resigning  as  Trustee,  Paying  Agent and  Security  Registrar  under  the

Indenture.

     SECTION   1.2.   Resigning Trustee hereby represents and  warrants  to

Successor Trustee that:

     (a)  No  covenant  or  condition contained in the Indenture  has  been waived  by Resigning Trustee or, to the best of the knowledge  of the  Responsible Officers of Resigning Trustee's Corporate  Trust

          and  Agency Group, by the Holders of the percentage in  aggregate principal  amount of the Securities required by the Indenture  to effect any such waiver.

     (b)  There is no action, suit or proceeding pending or, to the best of the  knowledge of the Responsible Officers assigned to  Resigning

          Trustee's  Corporate Trust and Agency Group,  threatened  against

          Resigning  Trustee before any court or any governmental authority arising  out  of any action or omission by Resigning  Trustee  as

          Trustee, Paying Agent or Security Registrar under the Indenture.

     (c)  As  of  the  effective date of this Agreement, Resigning  Trustee will hold no property under the Indenture.

     (d)  Pursuant to Section 303 of the Indenture, Resigning Trustee  duly authenticated  and  delivered,  on  various  dates,  $200,000,000 aggregate principal amount of Securities which are outstanding as of the effective date hereof.

     (e)  Each person who so authenticated the Securities was duly elected,

          qualified  and  acting  as an officer of  Resigning  Trustee  and empowered to authenticate the Securities at the respective  times of  such  authentication  and the signature  of  such  person  or persons  appearing  on  such Securities  is  each  such  person's genuine signature.

     (f)  This  Agreement has been duly authorized, executed and  delivered on  behalf of Resigning Trustee and constitutes its legal,  valid and binding obligation.

     (g)  To  the best of the knowledge of the Responsible Officers of  the

          Resigning  Trustee's Corporate Trust and Agency Group,  no  event has occurred and is continuing which is, or after notice or lapse of  time would become, an Event of Default under Section  501  of the Indenture.

     SECTION  1.3.   Resigning Trustee hereby assigns, transfers,  delivers

and  confirms  to  Successor  Trustee all  right,  title  and  interest  of

Resigning Trustee in and to the trust under the Indenture, all the  rights,

powers,  trusts  and  duties of the Trustee under  the  Indenture  and  all property  and  money  held by such Resigning Trustee under  the  Indenture.

Resigning  Trustee shall execute and deliver such further  instruments  and shall  do such other things as Successor Trustee may reasonably require  so as  to  more fully and certainly vest and confirm in Successor Trustee  all the  rights, trusts and powers hereby assigned, transferred, delivered  and confirmed  to  Successor  Trustee as Trustee,  Paying  Agent  and  Security

Registrar.

     SECTION  1.4    Resigning Trustee shall deliver to Successor  Trustee,

as  of or immediately after the effective date hereof, all of the documents listed on Exhibit A hereto.

                                ARTICLE II

                                THE COMPANY

                                ---------------------


     SECTION 2.1.   The Company hereby accepts the resignation of Resigning

Trustee as Trustee, Paying Agent and Security Registrar under the Indenture with  respect  to all Securities heretofore or hereafter authenticated  and delivered pursuant thereto.

     SECTION 2.2.   Attached as Exhibit B is a certificate the Secretary or

Assistant Secretary of the Company certifying as to the resolutions adopted by  the  Board  of Directors of the Company relating to this Agreement  and which are in full force and effect on the date hereof.

     SECTION  2.3.    The  Company  hereby appoints  Successor  Trustee  as

Trustee,  Paying  Agent  and Security Registrar under  the  Indenture  with respect  to all Securities heretofore authenticated and delivered  pursuant thereto,  to succeed to, and hereby vests Successor Trustee with,  all  the rights,  powers, trusts and duties of Resigning Trustee under the Indenture as  Trustee, Paying Agent and Security Registrar from the effective date of its appointment forward.

     SECTION  2.4.   Within a reasonable period of time after the effective

date of this Agreement, the Company shall cause a notice, substantially  in the  form  of  Exhibit C annexed hereto, to be sent to each Holder  of  the

Securities  in  accordance  with  the provisions  of  Section  609  of  the

Indenture.

     SECTION 2.5.   The Company hereby represents and warrants to Resigning

Trustee and Successor Trustee that:

     (a)  The  Company  is  a  corporation duly and validly  organized  and existing pursuant to the laws of the State of Delaware.

     (b)  The  Indenture and the First Supplemental Indenture were  validly and  lawfully  executed and delivered by  the  Company  and  that except  for the First Supplemental Indenture dated June 9,  1997,

          the  Indenture has not been amended or modified, is in full force and  effect, and the Securities are validly issued securities  of the Company.

     (c)  The  Company has performed or fulfilled prior to the date hereof,

          and  will continue to perform and fulfill after the date  hereof,

          each    covenant,    agreement,   condition,    obligation    and

          responsibility under the Indenture.

     (d)  No event has occurred and is continuing which is, or after notice or  lapse of time would become, an Event of Default under Section

          501 of the Indenture.

     (e)  No  covenant  or  condition contained in the Indenture  has  been waived  by  Company  or, to the best of Company's  knowledge,  by

          Holders  of the percentage in aggregate principal amount  of  the

          Securities required to effect any such waiver.

     (f)  There is no action, suit or proceeding pending or, to the best of

          Company's  knowledge, threatened against the Company  before  any court or any governmental authority arising out of any action  or omission by the Company under the Indenture.

     (g)  This  Agreement has been duly authorized, executed and  delivered on behalf of Company and constitutes its legal, valid and binding obligation.

     (h)  All conditions precedent relating to the appointment of HSBC Bank

          USA,  as  Successor Trustee, Paying Agent and Security  Registrar

          under the Indenture have been complied with by the Company.

                              ARTICLE III

                           THE SUCCESSOR TRUSTEE

                           ---------------------

     SECTION  3.1.    Successor Trustee hereby represents and  warrants  to

Resigning Trustee and to the Company that:

     (a)  Successor  Trustee is qualified and eligible under the provisions of Article Six of the Indenture and under the Trust Indenture Act

          to   act  as  Trustee  under  the  Indenture.   In  making   this

          representation  and  warranty, the Successor Trustee  is  relying upon  the  representations and warranties of both  the  Resigning

          Trustee and the Company regarding the Indenture.

     (b)  This  Agreement has been duly authorized, executed and  delivered on  behalf of Successor Trustee and constitutes its legal,  valid and binding obligation.

     SECTION  3.2.    Successor Trustee hereby accepts its  appointment  as

successor  Trustee, Paying Agent and Security Registrar under the Indenture with  respect  to all Securities heretofore or hereafter authenticated  and delivered  pursuant thereto and all property and money held or to  be  held under  the  Indenture and accepts the rights, powers,  trusts,  duties  and obligations  of  Resigning Trustee as Trustee, Paying  Agent  and  Security

Registrar, under the Indenture with respect to all Securities heretofore or hereafter authenticated and delivered pursuant thereto and all property and money held or to be held under the Indenture, upon the terms and conditions set  forth  therein, with like effect as if originally  named  as  Trustee,

Paying Agent and Security Registrar under the Indenture.

     SECTION 3.3.   References in the Indenture to "Corporate Trust Office"

or  other  similar  terms shall be deemed to refer to the  Corporate  Trust

Office  of Successor Trustee at 140 Broadway, New York, New York 10005-1180

or  any other office of Successor Trustee at which, at any particular time,

its corporate trust business shall be administered.

                                ARTICLE IV

                               MISCELLANEOUS

                              --------------

     SECTION  4.1.    Capitalized terms not otherwise defined herein  shall

have the respective meanings assigned to them in the Indenture.

     SECTION  4.2.    This Agreement and the resignation,  appointment  and

acceptance  effected hereby shall be effective as of the close of  business on the first date set forth herein above.

     SECTION  4.3.     Resigning  Trustee hereby  acknowledges  payment  or

provision  for  payment  in full by the Company  of  compensation  for  all services  rendered by Resigning Trustee under Section 606 of the  Indenture and reimbursement in full by the Company of the expenses, disbursements and advances  incurred  or  made by Resigning Trustee in  accordance  with  the

provisions  of  the  Indenture.   Resigning Trustee  acknowledges  that  it

relinquishes  any  lien  it may have upon all property  or  funds  held  or collected by it to secure any amounts due it pursuant to the provisions  of

Section 606 of the Indenture.  The Company acknowledges its obligation  set forth  in Section 606 of the Indenture to indemnify Resigning Trustee  for,

and  to  hold  Resigning Trustee harmless against, any loss, liability  and expense  incurred  without  negligence or bad faith  on  the  part  of  the

Resigning  Trustee and arising out of or in connection with the  acceptance or administration of the trust evidenced by the Indenture prior to the date hereof (which obligation shall survive the execution hereof).

     SECTION  4.4.    This Agreement shall be governed by and construed  in

accordance with the laws of the jurisdiction which governs the Indenture.

     SECTION  4.5.    This  Agreement may be  executed  in  any  number  of

counterparts  each  of  which shall be an original, but  such  counterparts shall together constitute but one and the same instrument.

     SECTION  4.6.    The Company, Resigning Trustee and Successor  Trustee

hereby  acknowledge receipt of an executed and acknowledged counterpart  of this Agreement and the effectiveness thereof.

     IN  WITNESS WHEREOF, the parties hereby have caused this Agreement  of

Resignation,   Appointment  and  Acceptance  to  be   duly   executed   and

acknowledged  and their respective seals to be affixed thereunto  and  duly attested all as of the day and year first above written.


Company:
                         AMC Entertainment Inc.


                         By:  /s/ James V. Beynon
                              ---------------------
                         Name:     James V. Beynon
                         Title:    Sr. Vice President & Treasurer

                         Resigning Trustee:
                         The Bank of New York

                         By:  /s/ Irene Siegel
                              ---------------------
                         Name:     Irene Siegel
                         Title:    Vice President

                         Successor Trustee:
                         HSBC Bank USA

                         By:  /s/ Robert A. Conrad
                              ---------------------
                         Name:     Robert A. Conrad
                         Title:    Vice President